EXHIBIT 3.1


                               FOURTH AMENDMENT TO
                              AMENDED AND RESTATED
                        AGREEMENT OF LIMITED PARTNERSHIP
                                       OF
                 AIRLEASE LTD. A CALIFORNIA LIMITED PARTNERSHIP


         This Fourth  Amendment  to Amended and  Restated  Agreement  of Limited
Partnership  of  Airlease   Ltd.,  A  California   Limited   Partnership   (this
"Amendment"), is made and entered into as of the 12th day of July, 2004.

         WHEREAS, the Partners previously entered into an Amended and Restated Agreement of Limited Partnership dated as of October 10, 1986, as amended on December 12, 1988, and on March 17, 2004 (the "Partnership Agreement");

         WHEREAS, the Partners desire to amend the Partnership Agreement as specified in this Amendment; and

         WHEREAS, Article 18.1 of the Partnership Agreement provides that it may be amended if certain conditions are satisfied, and all such conditions have been satisfied with respect to this Amendment;

         NOW, THEREFORE, for and in consideration of the foregoing, and of the covenants and agreements hereinafter set forth, it is hereby agreed as follows:

         1. DEFINED TERMS. All capitalized terms used but not defined herein shall have the meanings given to such terms in the Partnership Agreement, as amended by this Amendment.

         2. AMENDMENT OF SECTION 4.7(A). Section 4.7(A) of the Agreement hereby is deleted in their entirety and replaced with the following new Section 4.7(A) to read in its entirety as follows:

                  (A) The  Partnership  shall  indemnify  and hold  harmless the
         General Partner, and its Affiliates, other than the officers, directors, employees, and agents of the General Partner and its Affiliates (individually, an "Indemnitee"), from and against any and all losses, claims, demands, costs, damages, liabilities, joint and
         several,   expenses  of  any  nature  (including  attorneys'  fees  and disbursements), judgments, fines, settlements, and other amounts arising from any and all claims, demands, actions, suits, or proceedings, civil, criminal, administrative or investigative, in which the Indemnitee may be involved, or threatened to be involved, as a party or otherwise, arising out of or incidental to the Initial Offering, any other offering of Units or interests of the Partnership, or the business of the Partnership, including, without limitation, liabilities under the Federal and state securities laws, regardless of whether the Indemnitee continues to be a General Partner or an Affiliate at the time any such liability or expense is paid or incurred, if (i) the Indemnitee acted in good faith and in a manner it believed to be in, or not opposed to, the interests of the Partnership, and, with respect to any criminal proceeding, had no reasonable cause to believe its conduct was unlawful, and (ii) the Indemnitee's conduct did not constitute actual fraud, gross negligence, or willful or wanton misconduct. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendre, or its equivalent, shall not, in and of itself, create a presumption or otherwise constitute evidence that the Indemnitee acted in a manner contrary to that specified in (i) or (ii) above.

         3. AGREEMENT IN FULL FORCE AND EFFECT. Except as amended hereby, the Agreement shall continue in full force and effect.

         4. GOVERNING LAW. This Amendment shall be governed by and construed under the laws of the State of California.

         IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the day and year first written above.

                                        GENERAL PARTNER:

                                        AIRLEASE MANAGEMENT SERVICES, INC.



                                        By:  /s/ DAVID B. GEBLER
                                             _______________________________
                                             Name:  David B. Gebler
                                             Title:  Chief Executive Officer